Exhibit 99.3

Cano Petroleum, Inc.

Hedging Summary

As of March 31, 2006, Cano’s hedging agreements are as follows:

Trade	Effective	Termination	Notional	Strike Price
Date	Date	Date	Quantity/ Mo.	(PUT)
Crude Oil
12/1/2005	1/1/2006	12/31/2006	16,250	$60.00
12/1/2006	1/1/2007	12/31/2007	15,500	$55.00
12/1/2007	1/1/2008	12/31/2008	14,500	$55.00

Natural Gas
12/1/2005	1/1/2006	12/31/2006	54,250	$8.50
12/1/2006	1/1/2007	12/31/2007	50,000	$8.00
12/1/2007	1/1/2008	12/31/2008	46,500	$7.50

In addition, hedging agreements were purchased after March 31, 2006 pursuant to the Pantwist acquisition, and are summarized as follows:

Trade	Effective	Termination	Notional	Strike Price
Date	Date	Date	Quantity/ Mo.	(PUT)
Crude Oil
5/2/2006	6/1/2006	12/31/2006	2,400	$60.00
5/2/2006	1/1/2007	12/31/2007	2,200	$60.00
5/2/2006	1/1/2008	12/31/2008	2,000	$60.00
5/2/2006	1/1/2009	4/30/2009	1,800	$60.00

Natural Gas
5/2/2006	6/1/2006	12/31/2006	21,000	$7.60
5/4/2006	1/1/2007	12/31/2007	20,000	$7.60
5/4/2006	1/1/2008	12/31/2008	18,000	$7.60
5/2/2006	1/1/2009	4/30/2009	17,000	$7.60